Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Arcutis Biotherapeutics, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Todd Franklin Watanabe, President, Chief Executive Officer and Director of the Company, and John W. Smither, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

Date: March 19, 2020	By:	/s/ Todd Franklin Watanabe
Todd Franklin Watanabe President, Chief Executive Officer and Director (Principal Executive Officer)
Date: March 19, 2020	By:	/s/ John W. Smither
John W. Smither Chief Financial Officer (Principal Accounting and Financial Officer)